Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
GENON ENERGY, INC., et al.,(1))		Case No. 17-33695 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF PARTIAL PAYMENT OF GENON NOTES

GenOn Energy, Inc. and certain of its subsidiaries (collectively, the “Debtors”) commenced voluntary chapter 11 cases on June 14, 2017 in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).  The cases are jointly administered under the lead case In re GenOn Energy, Inc., Case No. 17-33695 (DRJ).

On December 12, 2017, the Bankruptcy Court approved a plan of reorganization granting an allowed claim plus certain accrued interest (the “GenOn Notes Claim”), estimated to be approximately $1,874,906,601.40 as of the date hereof, to the holders of GenOn Energy, Inc.  7.875% Senior Notes due 2017, 9.50% Senior Notes due 2018, and 9.875% Senior Notes due 2020 (collectively, the “GenOn Notes,” and holders of such notes, the “GenOn Noteholders”).  The Debtors are authorized to pay the GenOn Notes Claim on or before the Effective Date.

On July 13, 2018, the Bankruptcy Court entered the Order (A) Authorizing Interim Distributions on Account of Certain Allowed Unsecured Claims Under the Plan and Confirmation

(1)         The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are:  GenOn Energy, Inc. (5566); GenOn Americas Generation, LLC (0520); GenOn Americas Procurement, Inc. (8980); GenOn Asset Management, LLC (1966); GenOn Capital Inc. (0053); GenOn Energy Holdings, Inc. (8156); GenOn Energy Management, LLC (1163); GenOn Energy Services, LLC (8220); GenOn Fund 2001 LLC (0936); GenOn Mid-Atlantic Development, LLC (9458); GenOn Power Operating Services MidWest, Inc. (3718); GenOn Special Procurement, Inc. (8316); Hudson Valley Gas Corporation (3279); Mirant Asia-Pacific Ventures, LLC (1770); Mirant Intellectual Asset Management and Marketing, LLC (3248); Mirant International Investments, Inc. (1577); Mirant New York Services, LLC (N/A); Mirant Power Purchase, LLC (8747); Mirant Wrightsville Investments, Inc. (5073); Mirant Wrightsville Management, Inc. (5102); MNA Finance Corp. (8481); NRG Americas, Inc. (2323); NRG Bowline LLC (9347); NRG California North LLC (9965); NRG California South GP LLC (6730); NRG California South LP (7014); NRG Canal LLC (5569); NRG Delta LLC (1669); NRG Florida GP, LLC (6639); NRG Florida LP (1711); NRG Lovett Development I LLC (6327); NRG Lovett LLC (9345); NRG New York LLC (0144); NRG North America LLC (4609); NRG Northeast Generation, Inc. (9817); NRG Northeast Holdings, Inc. (9148); NRG Potrero LLC (1671); NRG Power Generation Assets LLC (6390); NRG Power Generation LLC (6207); NRG Power Midwest GP LLC (6833); NRG Power Midwest LP (1498); NRG Sabine (Delaware), Inc. (7701); NRG Sabine (Texas), Inc. (5452); NRG San Gabriel Power Generation LLC (0370); NRG Tank Farm LLC (5302); NRG Wholesale Generation GP LLC (6495); NRG Wholesale Generation LP (3947); NRG Willow Pass LLC (1987); Orion Power New York GP, Inc. (4975); Orion Power New York LP, LLC (4976); Orion Power New York, L.P. (9521); RRI Energy Broadband, Inc. (5569); RRI Energy Channelview (Delaware) LLC (9717); RRI Energy Channelview (Texas) LLC (5622); RRI Energy Channelview LP (5623); RRI Energy Communications, Inc. (6444); RRI Energy Services Channelview LLC (5620); RRI Energy Services Desert Basin, LLC (5991); RRI Energy Services, LLC (3055); RRI Energy Solutions East, LLC (1978); RRI Energy Trading Exchange, Inc. (2320); and RRI Energy Ventures, Inc. (7091).  The Debtors’ service address is:  804 Carnegie Center, Princeton, New Jersey 08540.

Order, (B) Establishing Related Claim Estimates, and (C) Granting Related Relief [Docket No. 1748] (the “Order”).

Pursuant to the the Confirmation Order, and the Order, the Debtors have elected to make a payment in respect of the GenOn Notes Claim, the material terms and consequences of which are set forth below:

•                  Payment Amount:  $600.0 million

•                  GenOn 7.875% Senior Notes due 2017 (CUSIP 74971XAC1): $229,865,164.49 ($332.546565 per $1,000 of principal amount);

•                  GenOn 9.50% Senior Notes due 2018  (CUSIP 37244DAA7 and 37244DAC3): $211,081,917.97 ($324.998411 per $1,000 of principal amount); and

•                  GenOn 9.875% Senior Notes due 2020 (CUSIP 37244DAF6): $159,052,917.54 ($325.195088 per $1,000 of principal amount).

•                  Record Date:  July 17, 2018

•                  Trustee Payment Date:  July 18, 2018

•                  Pro Forma GenOn Notes Claim Amount:  $1,274,906,601.40

This payment will have no effect on the principal balance of the underlying GenOn Notes.  Any additional payments on account of the GenOn Notes Claims on or before the Effective Date shall be in accordance with the Plan and the Order.

[Remainder of this page intentionally left blank]

Dated: July 16, 2018	/s/ Zack A. Clement
Houston, Texas	Zack A. Clement (Texas Bar No. 04361550)
ZACK A. CLEMENT PLLC
3753 Drummond Street
Houston, Texas 77025
	Telephone:	(832) 274-7629
	Email:	zack.clement@icloud.com

-and-

James H.M. Sprayregen, P.C. (admitted pro hac vice)
David R. Seligman, P.C. (admitted pro hac vice)
Steven N. Serajeddini (admitted pro hac vice)
W. Benjamin Winger (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle
Chicago, Illinois 60654
	Telephone:	(312) 862-2000
	Facsimile:	(312) 862-2200
	Email:	james.sprayregen@kirkland.com
david.seligman@kirkland.com
steven.serajeddini@kirkland.com
benjamin.winger@kirkland.com

-and-

AnnElyse Scarlett Gibbons (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
	Telephone:	(212) 446-4800
	Facsimile:	(212) 446-4900
	Email:	annelyse.gibbons@kirkland.com

Co-Counsel to the Debtors and Debtors in Possession